BY-LAWS

OF

HARRIS & HARRIS GROUP, INC.

ARTICLE I

OFFICES

SECTION 1.       PRINCIPAL OFFICE.  The principal office of the corporation shall be located in the City, County and State of New York.

SECTION 2.       OTHER OFFICES.  The corporation may have other offices and places of business, within or without the State of New York, as shall be determined by the directors.

ARTICLE II

SHAREHOLDERS

SECTION 1.       PLACE OF MEETINGS.  Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.

SECTION 2.       ANNUAL MEETING.  The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the date selected by the Board of Directors in each calendar year.1

SECTION 3.        NOTICE OF ANNUAL MEETING.  Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

SECTION 4.        SPECIAL MEETINGS.  Special meetings of the shareholders for any purpose or purposes may be called by only the President or a majority of the entire Board of Directors then in office.

1           As amended at the April 30, 1984, special directors' meeting.

SECTION 5.        NOTICE OF SPECIAL MEETING.  Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.  The notice shall also set forth at whose direction it is being issued.

SECTION 6.        QUORUM.  At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote, shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

SECTION 7.        VOTING.  At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate or Incorporation, shall have one vote for each share of stock registered in his name.

SECTION 8.         ADJOURNED MEETINGS.  Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present.  No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 9.         ACTION BY WRITTEN CONSENT OF SHAREHOLDERS.  Whenever by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

SECTION 10.       NOTICE OF SHAREHOLDER NOMINEES.  Only persons who are nominated in accordance with the following procedures set forth in these By-Laws shall be eligible for election as directors of the corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 10.  If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 11.       NOTICE OF SHAREHOLDER BUSINESS.  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any such business.  If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

DIRECTORS

SECTION 1.          NUMBER.  The number of directors of the corporation shall be determined from time to time by resolutions of the directors, who shall hold office for the term of one year and until their successors are duly elected and qualify.  The number of directors may be less than three when all of the shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders.  Directors need not be shareholders.

SECTION 2.          POWERS.  The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do such lawful acts and things except as are by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

SECTION 3.          MEETING, QUORUM, ACTION WITHOUT MEETING.  Meetings of the Board of Directors may be held at any place, either within or outside the State of New York, provided a quorum be in attendance.  Except as may be otherwise provided by the Certificate of Incorporation or by the Business Corporation Law, a majority of the directors in office shall constitute a quorum at any meeting of the Board of Directors and the vote of a majority of a quorum of directors shall constitute the act of the Board of Directors.

The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.  Regular meetings of the Board of Directors may be established by a resolution adopted by the Board of Directors.  The Chairman of the Board of Directors may call, and at the request of any two directors must call, a special meeting of the Board of Directors, three days notice of which shall be given by overnight United States Mail or by Federal Express or any other private overnight courier service, or two days notice of which shall be given personally or by telephone, telecopier or telefax (or similar communications equipment), telegram or cable, to each director.2

Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, if before the meeting the Chairman of the Board of Directors or the Chairman of such Committee, as the case may be, determines that an emergency or other extraordinary circumstances exist, making telephone participation in the meeting by one or more directors appropriate.  The determination by the Chairman of the Board of Directors or the Chairman of a Committee thereof, as the case may be, that an emergency or other extraordinary circumstances exist, making telephone participation in the meeting by one or more directors appropriate, shall be final and conclusive.  Where authorized by the Chairman of the Board of Directors or the Chairman of a Committee thereof, as described above in this paragraph, participation by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time shall constitute presence in person at the meeting.3

2           As amended at the November 17, 1988, directors' meeting.

3           As amended at the April 25, 1989, directors' meeting.

Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board of Directors or Committee shall be filed with the minutes of the meetings of the Board of Directors or Committee.

SECTION 4.          VACANCIES, REMOVAL.  Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) for cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or by written consent of all of the shareholders entitled to vote, or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors.  Shareholders may not remove directors without cause.  A vacancy or vacancies occurring from such removal may be filled at a special meeting of shareholders called for such purpose or at a regular or special meeting of the Board of Directors.

SECTION 5.          COMMITTEES.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

ARTICLE IV

OFFICERS

SECTION 1.           EXECUTIVE OFFICERS.  The executive officers of the corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors, who shall hold office at the pleasure of the Board of Directors.  No one person may serve simultaneously as both President and Secretary of the corporation, but any two or more other offices may be held simultaneously by the same person.  All vacancies occurring among any of the officers shall be filled by the Board of Directors.4

SECTION 2.            OTHER OFFICERS.  The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

4           As amended at the November 17, 1988, directors' meeting.

SECTION 3.            THE CHAIRMAN OF THE BOARD.  The Chairman of the Board of Directors shall be the chief executive officer of the corporation and, while the Board of Directors is not in session, shall have general management and control of the business and affairs of the corporation.  He shall also preside at all meetings of the Board of Directors, and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.5

SECTION 4.            THE PRESIDENT.  The President, who may but need not be a director, shall, in the absence of a Chairman of the Board, preside at all meetings of the shareholders and directors.  He shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.6

SECTION 5.            THE VICE-PRESIDENT.  The Vice-President, if one be elected, or if there be more than one, the senior Vice-President as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.7

SECTION 6.            THE TREASURER.  The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board of Directors.

SECTION 7.            THE SECRETARY.  The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to shareholders and directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board of Directors may direct, and he shall perform all other duties incident to the office of Secretary.

SECTION 8.            SALARIES.  The salaries and other compensation of all officers and employees shall be fixed by the Board of Directors, or by any committee designated from among the directors (in accordance with Article III, Section 5, of these By-Laws) to handle such compensation matters, and the fact that any officer is a director shall not preclude him from receiving a salary and other compensation as an officer, or from voting upon the resolution providing the same.8

5           As amended at the November 17, 1988, directors' meeting.

6           As amended at the November 17, 1988, directors' meeting.

7           As amended at the November 17, 1988, directors' meeting.

8           As amended by the Unanimous Written Action by Board of Directors dated June 9, 1992.

ARTICLE V

CAPITAL STOCK

SECTION 1.            FORM AND EXECUTION OF CERTIFICATES.  Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors.  They shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board of Directors (if any) or by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof.  When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

SECTION 2.             TRANSFER.  Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

SECTION 3.             LOST OR DESTROYED CERTIFICATES.  The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against any loss or liability by reason of the issuance of such new certificates.

SECTION 4.             RECORD DATE.  In lieu of closing the books of the corporation, for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date, not exceeding sixty days, nor less than ten days, as the record date for any such determination of shareholders.

ARTICLE VI

MISCELLANEOUS

SECTION 1.              DIVIDENDS.  The Board of Directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

SECTION 2.              SEAL.  The Board of Directors shall provide a suitable corporate seal and shall be used as authorized by the By-Laws.

SECTION 3.              FISCAL YEAR.  The fiscal year of the corporation shall be determined by the Board of Directors.

SECTION 4.              CHECKS, NOTES, ETC.  Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board of Directors.

SECTION 5.               NOTICE AND WAIVER OF NOTICE.  Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telecopier or telefax (or similar communications equipment), telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.9 10

ARTICLE VII

AMENDMENTS

SECTION 1.                BY SHAREHOLDERS.  These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

SECTION 2.                 BY DIRECTORS.  The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.

9           As amended at the November 17, 1988, directors' meeting.

10           Section 6 "Indemnification" was deleted in its entirety pursuant to a unanimous written consent of directors dated October 19, 1992.

BY-LAWS

OF

HARRIS & HARRIS GROUP, INC.

I certify that the following By-Laws, consisting of nine pages, each of which I have initialed for identification, are the By-Laws:

(1)           Adopted, as contemplated by Section 601(a) of the New York Business Corporation Law, as amended, for and on behalf of the shareholders of Harris & Harris Group, Inc. (the "corporation"), by a written action signed by the corporation's sole incorporator and dated as of December 1, 1981;

(2)           Approved and adopted by the corporation's Board of Directors by a unanimous written consent in lieu of an organizational meeting dated as of December 1, 1981; and

(3)           As amended by the corporation's Board of Directors (a) at its March 23, 1984, special meeting; (b) by a unanimous written consent of directors dated as of April 13, 1984; (c) at its April 30, 1984, special meeting; (d) at its July 9, 1984, meeting; (e) at its October 19, 1984, meeting; (f) at its July 11, 1985, meeting; (g) at its November 17, 1988, meeting; (h) at its April 25, 1989, meeting; (i) by a unanimous written consent of directors dated June 9, 1992; and (j) by a unanimous written consent of directors dated October 19, 1992.

/s/ Rachel M. Pernia
Rachel M. Pernia, Secretary

Dated: November 4, 1998